UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 23, 2009

PANOLAM INDUSTRIES INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

333-78569	52-2064043
(Commission File Number)	(I.R.S. Employer Identification No.)

20 Progress Drive, Shelton, Connecticut	06484
(Address of Principal Executive Offices)	(Zip Code)

(203) 925-1556

Registrant’s Telephone Number, Including Area Code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

The information provided in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 1.03.  Bankruptcy or Receivership.

As previously disclosed, on November 4, 2009, Panolam Holdings Co. (“Holdings”), Panolam Industries International, Inc., an indirect wholly owned subsidiary of Holdings (the “Company”), and Holdings’ other direct and indirect U.S. subsidiaries (collectively, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking relief under the provisions of chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”).

On December 10, 2009, the Bankruptcy Court entered an order (the “Confirmation Order”) (i) approving the Disclosure Statement (the “Disclosure Statement”) relating to the Debtors’ prepackaged plan of reorganization (the “Plan”) and the Debtors’ procedures for soliciting votes on the Plan and (ii) confirming the Plan.  The Disclosure Statement was attached as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on October 1, 2009.  The Confirmation Order, with a copy of the Plan as confirmed attached thereto, was attached as Exhibit 2.1 to the Company’s Report on Form 8-K filed on December 14, 2009.

On December 23, 2009 (the “Effective Date”), the Plan became effective after each of the conditions precedent to consummation of the Plan enumerated in Section 9.1 of the Plan were satisfied or waived.  A copy of the press release announcing the Effective Date is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

On the Effective Date, in accordance with the Plan, (i) holders of the senior debt received a combination of cash and new first lien notes in the reorganized company (“Reorganized Panolam”), (ii) holders of the senior subordinated notes received, in exchange for the cancellation of their notes, shares of the new common stock (the “New Capital Stock”) of the reorganized parent (“Reorganized Holdings”) and (iii) holders of the existing capital stock received, in exchange for the cancellation of their shares, warrants to acquire 2.5% of the New Capital Stock under certain circumstances.  The issuance of the New Capital Stock, the warrants, the New Capital Stock to be issued upon exercise of the warrants and any other securities pursuant to the Plan is exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 1145 of the Bankruptcy Code.

The Company intends to promptly file a Form 15 with the Securities and Exchange Commission to deregister its 10 ¾% Senior Subordinated Notes due 2013 under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and suspend the Company’s reporting obligations under Sections 13(a) and 15(d) of the Exchange Act.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a)           Amended and Restated Credit Agreement

On the Effective Date, Reorganized Panolam entered into an amended and restated credit agreement (the “Amended and Restated Credit Agreement”) with Reorganized Holdings, Credit Suisse AG, Cayman Islands Branch, as administrative agent, and the other lenders named therein.  Reorganized Holdings entered into an Amended and Restated Holdings Guaranty and each of the other reorganized subsidiaries (collectively, with Reorganized Panolam and Reorganized Holdings, the “Reorganized Debtors”) entered into the Amended and Restated Subsidiary Guaranty, as guarantors (collectively, with Reorganized Holdings, the “Guarantors”).  Pursuant to the Amended and Restated Credit Agreement, the aggregate principal amount of the Existing Revolving Loans (as defined in the Amended and Restated

Credit Agreement) has been reduced to an aggregate principal amount of $15 million, $5 million of which is reserved for letters of credit issued under the Amended and Restated Credit Agreement, and the Existing Term Loans (as defined in the Amended and Restated Credit Agreement) have been reduced to an aggregate principal amount of $133,115,866.70.

Pursuant to the terms of the Amended and Restated Credit Agreement, both the Term Loans (as defined in the Amended and Restated Credit Agreement) and the Revolving Loans (as defined in the Amended and Restated Credit Agreement) shall bear interest at, at the option of Reorganized Panolam, the Eurodollar Rate (as defined in the Amended and Restated Credit Agreement) plus 6% per annum, with a Eurodollar Rate floor of 2.5% per annum, or the Base Rate (as defined in the Amended and Restated Credit Agreement), and are secured by a first priority perfected security interest in substantially all of the assets of Reorganized Panolam and the Guarantors.  The revolving loan facility matures on June 30, 2013, and the Term Loans mature on December 31, 2013.

The Amended and Restated Credit Agreements includes customary covenants for facilities of this type.

This description of the Amended and Restated Credit Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

(b)           Second Lien Credit Agreement

On the Effective Date, Reorganized Panolam entered into a second lien credit agreement (the “Second Lien Credit Agreement”) with Reorganized Holdings, Apollo Laminates Agent, LLC, as administrative agent, and the lenders named therein.  Reorganized Holdings entered into a Second Lien Holdings Guaranty and each of the other Reorganized Debtors that are subsidiaries entered into the Second Lien Subsidiary Guaranty, as guarantors.  As of the Effective Date, the aggregate outstanding principal amount of the Loans (as defined in the Second Lien Credit Agreement) under the Second Lien Credit Agreement is $25 million.  Pursuant to the terms of the Second Lien Credit Agreement, the Loans shall bear cash interest at a rate of 2% plus PIK interest at a rate of 10% per annum, or, at the option of Reorganized Panolam and subject to certain conditions, cash interest at a rate of 10% per annum.  The Loans are secured by a second lien on the same collateral as that securing the Amended and Restated Credit Agreement, subject to the terms of an intercreditor agreement.  The Loans mature on June 30, 2014.

This description of the Second Lien Credit Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 4.2 and incorporated herein by reference.

Item 3.02.  Unregistered Sales of Equity Securities

The information provided in Item 1.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 3.03.  Material Modification to Rights of Security Holders

The information provided in Item 1.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01  Changes in Control of Registrant.

On the Effective Date, following the consummation of the Plan, affiliates of Apollo Capital Management and Eaton Vance Capital Management (collectively, the “Majority Stockholders”) will own, in the aggregate, approximately 78% of the New Capital Stock.  In addition, in accordance with the Plan and the terms of a stockholders agreement between Reorganized Holdings and the stockholders of Reorganized Holdings party thereto (the “Stockholders Agreement”), the Majority Stockholders appointed four of the five members of the board of directors of each of the Reorganized Debtors.

The information provided in Items 1.03 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)           Resignation of Directors

In connection with the consummation of the Plan, effective as of December 23, 2009, J. Ryan Clark, Jean-Pierre L. Conte, Darren J. Gold, Hunter Nelson, Kent Wallace and Richard Gesseck resigned from their positions as directors of each of the Debtors.

(b)           Appointment of Directors

Pursuant to the Plan and in accordance with the terms of the Stockholders Agreement, a new board of directors was appointed for each of the Reorganized Debtors, effective as of December 23, 2009, consisting of the following directors:  Robert J. Muller, Jr., Jason L. Perri, Avi Katz, Larry Berg and Kelley Baccei.  There are no arrangements or understandings pursuant to which these individuals were elected as directors.

(c)           Management Incentive Plan

Pursuant to the Plan, Reorganized Holdings adopted a management equity incentive plan, pursuant to which 5% of the New Capital Stock was issued to Robert J. Muller, Jr., the President and Chief Executive Officer of each of the Reorganized Debtors, Jeffrey M. Muller, the Vice President of Human Resources, General Counsel and Secretary of each of the Reorganized Debtors, and Vincent C. Miceli, the Vice President and Chief Financial Officer of each of the Reorganized Debtors, on the Effective Date, and an additional 5% of the New Capital Stock was reserved for future issuance to certain officers and key employees of the Reorganized Debtors and their affiliates.

Item 8.01.  Other Events

On December 23, 2009, the Company issued a press release announcing that it has completed the necessary requirements to emerge from bankruptcy and certain related matters.  A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

4.1                           Amended and Restated Credit Agreement

4.2                           Second Lien Credit Agreement

99.1                         Press Release, dated December 23, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Panolam Industries International, Inc. has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

PANOLAM INDUSTRIES INTERNATIONAL, INC.

By:	/s/ VINCENT S. MICELI
Vincent S. Miceli
Vice President and Chief Financial Officer

Date:	December 28, 2009